As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGRESS SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2746201 (I.R.S. Employer Identification Number)
15 Wayside Road, Suite 400, Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)

Progress Software Corporation 1991 Employee Stock Purchase Plan

(Full Title of Plans)

YuFan Stephanie Wang

Progress Software Corporation

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(781) 280-4000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jon Venick

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Progress Software Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Progress Software Corporation 1991 Employee Stock Purchase Plan (the “ESPP”).

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the ESPP filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 29, 2021 (Commission File No. 333-257519) January 27, 2020 (Commission File No. 333-236096), September 21, 2007 (Commission File No. 333-146233), February 23, 2005 (Commission File No. 333-122962), June 11, 1999 (Commission File No. 333-80571), and July 30, 1991 (Commission File No. 33-41752).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide, free of charge, all participants in the ESPP with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022, filed with the Commission on January 27, 2023;
(b)	The Registrant's Quarterly Reports on Form 10-Q for the quarterly period ended February 28, 2023, filed with the Commission on April 7, 2023, for the quarterly period ended May 31, 2023, filed with the Commission on July 7, 2023, and for the quarterly period ended August 31, 2023, filed with the Commission on October 10, 2023;
(c)	The Registrant's Current Reports on Form 8-K filed with the Commission on December 19, 2022, January 3, 2023, May 12, 2023 and June 5, 2023; and
(d)	The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 22, 1991, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not applicable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description
4.1	Certificate of Conversion from Non-Delaware Corporation to Delaware Corporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference.
4.2	Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference.
4.3	Certificate of Correction to Certification of Incorporation, filed as Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2015 filed January 29, 2016, and incorporated herein by reference.
4.4	Amended and Restated By-Laws, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2019 filed July 9, 2019, and incorporated herein by reference.
4.5	Specimen certificate for the Common Stock, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2011 filed January 30, 2012, and incorporated herein by reference.
4.6	Description of Registered Securities, filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2019 filed January 27, 2020, and incorporated herein by reference.
4.7	Indenture, dated as of April 13, 2021, between Progress Software Corporation and U.S. Bank, National Association, as trustee, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2021, and incorporated herein by reference.
4.8	Form of 1.00% Convertible Senior Note due 2025 (included as Exhibit A in Exhibit 4.7) and incorporated herein by reference.
5.1*	Opinion of Counsel.
23.1*	Consent of Counsel (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included in signature page to this Registration Statement).
99.1	Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated, filed as Appendix B to the Registrant’s Proxy Statement for the Registrant’s 2023 Annual Meeting of Stockholders filed March 29, 2023, and incorporated herein by reference.
107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on this 22nd day of November 2023.

PROGRESS SOFTWARE CORPORATION
By:	/s/ Yogesh K. Gupta
Yogesh K. Gupta
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints YuFan Stephanie Wang as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yogesh Gupta Yogesh Gupta	President, Chief Executive Officer (Principal Executive Officer)	November 22, 2023

/s/ Anthony Folger Anthony Folger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 22, 2023

/s/ Domenic LoCoco Domenic LoCoco	Chief Accounting Officer (Principal Accounting Officer)	November 22, 2023

/s/ Paul T. Dacier Paul T. Dacier	Director	November 22, 2023

/s/ John R. Egan John R. Egan	Non-Executive Chairman	November 22, 2023

/s/ Rainer Gawlick Rainer Gawlick	Director	November 22, 2023

/s/ Charles F. Kane Charles F. Kane	Director	November 22, 2023

/s/ Samskriti Y. King Samskriti Y. King	Director	November 22, 2023

/s/ David A. Krall David A. Krall	Director	November 22, 2023

/s/ Angela T. Tucci Angela T. Tucci	Director	November 22, 2023

/s/ Vivian Vitale Vivian Vitale	Director	November 22, 2023